UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2026

Martin Marietta Materials, Inc.

(Exact name of registrant as specified in its charter)

North Carolina	001-12744	56-1848578
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4123 Parklake Avenue
Raleigh, North Carolina	27612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 919-781-4550

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value per share	MLM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

In connection with the offering of $750 million aggregate principal amount of 4.850% Senior Notes due 2029 (the “2029 Notes”), $1,250 million aggregate principal amount of 5.200% Senior Notes due 2032 (the “2032 Notes”), $1,000 million aggregate principal amount of 5.400% Senior Notes due 2034 (the “2034 Notes”), $1,500 million aggregate principal amount of 5.625% Senior Notes due 2036 (the “2036 Notes”) and $1,000 million aggregate principal amount of 6.375% Senior Notes due 2056 (the “2056 Notes” and, together with the 2029 Notes, 2032 Notes, 2034 Notes and 2036 Notes, the “Notes”) on August 11, 2026, Martin Marietta Materials, Inc. (“Martin Marietta” or the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Deutsche Bank Securities Inc. and Truist Securities, Inc., as representatives of the several underwriters named therein (the “Underwriters”) pursuant to which the Underwriters agreed to purchase the Notes from the Company. The Underwriting Agreement contains the terms and conditions of the offering and sale of the Notes, indemnification and contribution obligations and other customary terms and conditions.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached hereto as Exhibit 1.1 and incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

In accordance with General Instruction B.2. of Form 8-K, the following information and the attached Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended. Martin Marietta disclaims any intention or obligation to update or revise this information.

Attached as Exhibit 99.1, and incorporated herein by reference, is a copy of Martin Marietta’s press release dated August 12, 2026, announcing the pricing of the Notes.

This current report does not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibit No.	Exhibit

	1.1	Underwriting Agreement, dated as of August 11, 2026, among Martin Marietta Materials, Inc. and Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Deutsche Bank Securities Inc. and Truist Securities, Inc., as representatives of the several underwriters named therein.

	99.1	Press release announcing pricing terms of debt offering, dated August 12, 2026.

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 12, 2026	MARTIN MARIETTA MATERIALS, INC.

	By:	/s/ George F. Schoen
	Name:	George F. Schoen
	Title:	Executive Vice President, General Counsel and Corporate Secretary